                                                                  Exhibit (g)(2)

                               CUSTODY AGREEMENT
                               -----------------


     This Custody Agreement is dated as of September 9, 1996 between MORGAN STANLEY TRUST COMPANY, a New York State chartered trust company (the "Custodian"), and MORGAN STANLEY UNIVERSAL FUNDS, INC. a Maryland corporation (the "Client").

     1.  Appointment and Acceptance; Accounts.  (a)  The Client hereby appoints
         ------------------------------------
the Custodian as a custodian of Property (as defined below) owned or under the control of the Client that are delivered to the Custodian, or any Subcustodian as appointed below, from time to time to be held in custody for the benefit of the Client. The Custodian agrees to act as such custodian upon the terms and conditions hereinafter provided.

         (b) Prior to the delivery of any Property by the Client to the Custodian, the Client shall deliver to the Custodian each document and other item listed in Appendix 1. In addition, the Client shall deliver to the Custodian any additional documents or items as the Custodian may deem necessary for the performance of its duties under this Agreement.

         (c) The Client instructs the Custodian to establish on the books and records of the Custodian the accounts listed in Appendix 2 (the "Accounts") in the name of the Client. Upon receipt of Authorized Instructions (as defined below) and appropriate documentation, the Custodian shall open additional Accounts for the Client. Upon the Custodian's confirmation to the Client of the opening of such additional Accounts, or of the closing of Accounts, Appendix 2 shall be deemed automatically amended or supplemented accordingly. The Custodian shall record in the Accounts and shall have general responsibility for the safekeeping of all securities ("Securities"), cash, cash equivalents and other property (all such Securities, cash, cash equivalents and other property being collectively the "Property") of the Client that are delivered to the Custodian for custody.

         (d) The procedures the Custodian and the Client will use in performing activities in connection with this Agreement are set forth in a client services guide provided to the Client by the Custodian, as such guide may be amended from time to time by the Custodian by written notice to the Client (the "Client Services Guide").

     2.  Subcustodians.  The Property may be held in custody and deposit
         -------------
accounts that have been established by the Custodian with one or more domestic or foreign banks or other institutions as listed on Exhibit A (the "Subcustodians"), as such Exhibit may be amended from time to time by the Custodian by written notice to the Client, or through the facilities of one or more securities depositories or clearing agencies. The Custodian shall hold Property through a Subcustodian, securities depository or clearing agency only if (a) such Subcustodian and any securities depository or clearing agency in which such Subcustodian or the Custodian holds Property, or any of their creditors, may not assert any right, charge, security interest, lien, encumbrance or other claim of any kind to such Property except a claim of payment for its safe custody or administration and (b) beneficial ownership of such Property may be freely transferred without the payment of money or value other than for safe custody or administration. Any Subcustodian may hold Property in a securities depository and may utilize a clearing agency. With respect to Property custodied in Russia, the Custodian shall enter into a subcustody agreement with its Subcustodian for Russia that contains the provisions set forth in Appendix A hereto.

     3.  Records.  With respect to Property held by a Subcustodian:
         -------

         (a) The Custodian may hold Property for all of its customers with a Subcustodian in a single account identified as belonging to the Custodian for the benefit of its customers;

         (b) The Custodian shall identify on its books as belonging to the Client any Property held by a Subcustodian for the Custodian's account;

         (c) The Custodian shall require that Property held by the Subcustodian for the Custodian's account be identified on the Subcustodian's books as separate from any other property held by the Subcustodian other than property of the Custodian's customers held solely for the benefit of customers of the Custodian; and

         (d) In the event the Subcustodian holds Property in a securities depository or clearing agency, such Subcustodian shall be required by its agreement with the Custodian to identify on its books such Property as being held for the account of the Custodian as custodian for its customers or in such other manner as is required by local law or market practice.

     4.  Access to Records.  The Custodian shall allow the Client's accountants
         -----------------
reasonable access to the Custodian's records relating to the Property held by the Custodian as such accountants may reasonably require in connection with their examination of the Client's affairs. The Custodian shall also obtain from any Subcustodian (and shall require each Subcustodian to use reasonable efforts to obtain from any securities depository or clearing agency in which it deposits Property) an undertaking, to the extent consistent with local practice and the laws of the jurisdiction or jurisdictions to which such Subcustodian, securities depository or clearing agency is subject, to permit independent public accountants such reasonable access to the records of such Subcustodian, securities depository or clearing agency as may be reasonably required in connection with the examination of the Client's affairs or to take such other action as the Custodian in its judgment may deem sufficient to ensure such reasonable access.

     5.  Reports.  The Custodian shall provide such reports and other
         -------
information to the Client and to such persons as the Client directs as the Custodian and the Client may agree from time to time.

     6.  Payment of Monies.  The Custodian shall make, or cause any Subcustodian
         -----------------
to make, payments from monies being held in the Accounts only in accordance with Authorized Instructions or as provided in Sections 9, 13 and 17.

     The Custodian may act as the Client's agent in foreign exchange transactions at such rates as are agreed from time to time between the Client and the Custodian.

     7.  Transfer of Securities.  The Custodian shall make, or cause any
         ----------------------
Subcustodian to make, transfers, exchanges or deliveries of Securities only in accordance with Authorized Instructions or as provided in Sections 9, 13 and 17.

     8.  Corporate Action.  (a)  The Custodian shall notify the Client of
         ----------------
details of all corporate actions affecting the Client's Securities promptly upon its receipt of such information.

         (b) The Custodian shall take, or cause any Subcustodian to take, such corporate action only in accordance with Authorized Instructions or as provided in this Section 8 or Section 9.

         (c) In the event the Client does not provide timely Authorized Instructions to the Custodian, the Custodian shall act in accordance with the default option provided by local market practice and/or the issuer of the Securities.

         (d) Unless the Custodian receives Authorized Instructions to the contrary, fractional shares resulting from corporate action activity shall be treated in accordance with local market practices.

     9.  General Authority.  In the absence of Authorized Instructions to the
         -----------------
contrary, the Custodian may, and may authorize any Subcustodian to:

         (a) make payments to itself or others for expenses of handling Property or other similar items relating to its duties under this Agreement, provided that all such payments shall be accounted for to the Client;

         (b) receive and collect all income and principal with respect to Securities and to credit cash receipts to the Accounts;

         (c) exchange Securities when the exchange is purely ministerial (including, without limitation, the exchange of interim receipts or temporary securities for securities in definitive form and the exchange of warrants, or other documents of entitlement to securities, for the securities themselves);

         (d) surrender Securities at maturity or when called for redemption upon receiving payment therefor;

         (e) execute in the Client's name such ownership and other certificates as may be required to obtain the payment of income from Securities;

         (f) pay or cause to be paid, from the Accounts, any and all taxes and levies in the nature of taxes imposed on Property by any governmental authority in connection with custody of and transactions in such Property;

         (g) endorse for collection, in the name of the Client, checks, drafts and other negotiable instruments;

         (h) take non-discretionary action on mandatory corporate actions; and

         (i) in general, attend to all nondiscretionary details in connection with the custody, sale, purchase, transfer and other dealings with the Property.

     10. Authorized Instructions; Authorized Persons.  (a)  Except as otherwise
         -------------------------------------------
provided in Sections 6 through 9, 13 and 17, all payments of monies, all transfers, exchanges or deliveries of Property and all responses to corporate actions shall be made or taken only upon receipt by the Custodian of Authorized Instructions; provided that such Authorized Instructions are timely received by
              --------
the Custodian.  "Authorized Instructions" of the Client means instructions from
                 -----------------------
an Authorized Person received by telecopy, tested telex, electronic link or other electronic means or by such other means as may be agreed in writing between the Client and the Custodian.

         (b) "Authorized Person" means each of the persons or entities
              -----------------
identified on Appendix 3 as amended from time to time by written notice from the Client to the Custodian. The Client represents and warrants to the Custodian that each Authorized Person listed in Appendix 3, as amended from time to time, is authorized to issue Authorized Instructions on behalf of the Client. Prior to the delivery of the Property to the Custodian, the Custodian shall provide a list of designated system user ID numbers and passwords that the Client shall be responsible for assigning to Authorized Persons. The Custodian shall assume that an electronic transmission received and identified by a system user ID number and password was sent by an Authorized Person. The Custodian agrees to provide additional designated system user ID numbers and passwords as needed by the Client. The Client authorizes the Custodian to issue new system user ID numbers upon the request of a previously existing Authorized Person. Upon the issuance of additional system user ID numbers by the Custodian to the Client, Appendix 3 shall be deemed automatically amended accordingly. The Client authorizes the Custodian to receive, act and rely upon any Authorized Instructions received by the Custodian which have been issued, or purport to have been issued, by an Authorized Person.

         (c) Any Authorized Person may cancel/correct or otherwise amend any Authorized Instruction received by the Custodian, but the Client agrees to indemnify the Custodian for any liability, loss or expense incurred by the Custodian and its Subcustodians as a result of their having relied upon or acted on any prior Authorized Instruction. An amendment or cancellation of an Authorized Instruction to deliver or receive any security or funds in connection with a trade will not be processed once the trade has been settled.

     11. Registration of Securities.  (a)  In the absence of Authorized
         --------------------------
Instructions to the contrary, Securities which must be held in registered form shall be registered in the name of the Custodian or the Custodian's nominee or, in the case of Securities in the custody of an entity other than the Custodian, in the name of the Custodian, its Subcustodian or any such entity's nominee. The Custodian may, without notice to the Client, cause any Securities to be registered or re-registered in the name of the Client.

         (b) Where the Custodian has been instructed by the Client to hold any Securities in the name of any person or entity other than the Custodian, its Subcustodian or any such entity's nominee, the Custodian shall not be responsible for any failure to collect such dividends or other income or participate in any such corporate action with respect to such Securities. The foregoing shall not relieve the Custodian of its obligation to hold in safekeeping all Property of Client delivered to Custodian or any Subcustodian in accordance with Section 1 hereof or to notify Client of any corporate action of which it receives notice as provided in Section 8 hereof.

     12. Deposit Accounts.  Unless the Client and the Custodian otherwise agree,
         ----------------
all cash received by the Custodian for the Accounts shall be placed in deposit accounts maintained by the Custodian for the benefit of its clients with Subcustodians or other domestic or foreign deposit taking institutions identified to the Client. The Client understands that such deposit accounts may not be accompanied by the benefit of any governmental insurance. If the Custodian and the Client have agreed in writing in advance that certain cash in the Accounts shall bear interest, the Custodian shall be responsible for crediting the Accounts with interest on such cash at the rates and times as agreed between the Client and the Custodian from time to time and such rates may be greater than or less than the rates paid on deposits by the applicable deposit taking institution. Any difference between the interest so paid to the Client and the interest so paid by the Subcustodians and other deposit taking institutions shall be for the account of the Custodian.

     13. Short-term Credit Extensions:  (a)  From time to time, the Custodian
         ----------------------------
may extend or arrange short-term credit for the Client which is (i) necessary in connection with payment and clearance of securities and foreign exchange transactions or (ii) pursuant to an agreed schedule, as and if set forth in the Client Services Guide, of credits for dividends and interest payments on Securities. All such extensions of credit shall be repayable by the Client on demand.

         (b) The Custodian shall be entitled to charge the Client interest for any such credit extension at rates to be agreed upon from time to time or, if such credit is arranged by the Custodian with a third party on behalf of the Client, the Client shall reimburse the Custodian for any interest charge. In addition to any other remedies available, the Custodian shall be entitled to a right of set-off against the Property to satisfy the repayment of such credit extensions and the payment of, or reimbursement for, accrued interest thereon.

     14. Representations and Warranties.  (a)  The Client represents and
         ------------------------------
warrants that (i) the execution, delivery and performance of this Agreement (including, without limitation, the ability to obtain the short-term extensions of credit in accordance with Section 13) are within the Client's power and authority and have been duly authorized by all requisite action (corporate or otherwise) of the Client and of the beneficial owner of the Property, if other than the Client, and (ii) this Agreement and each extension of short-term credit extended to or arranged for the benefit of the Client in accordance with Section 13 shall at all times constitute a legal, valid and binding obligation of the Client enforceable against the Client in accordance with their respective terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general and subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

         (b) The Custodian represents and warrants that (i) the execution, delivery and performance of this Agreement are within the Custodian's power and authority and have been duly authorized by all requisite action (corporate or otherwise) of the Custodian and (ii) this Agreement constitutes the legal, valid and binding obligation of the Custodian enforceable against the Custodian in accordance with its terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general and subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

     15. Standard of  Care; Indemnification.  (a)  The Custodian shall be
         ----------------------------------
responsible for the performance of only such duties as are set forth in this Agreement or contained in Authorized Instructions given to the Custodian which are not contrary to the provisions of any relevant law or regulation. The Custodian shall be liable to the Client for, and shall indemnify the Client against, any loss, liability or expense incurred by the Client in connection with this Agreement to the extent that any such loss, liability or expense results from the negligence, willful misconduct or breach of the Custodian or any Subcustodian; provided, however that in the case of Property held in Russia
                  --------  --------
neither the Custodian nor the Subcustodian shall be liable to the Client for any indirect, consequential or special damages.

         (b) The Client acknowledges that the Property may be physically held outside the United States. Except as otherwise provided herein, the Custodian shall not be liable for any loss, liability or expense resulting from events beyond the reasonable control of the Custodian and or any Subcustodian, including, but not limited to, force majeure.
                               ----- -------

         (c) In addition, the Client shall indemnify the Custodian and Subcustodians and any nominee thereof, and hold each of them harmless from, any liability, loss or expense (including attorneys'; fees and disbursements) incurred in connection with this Agreement, including without limitation, (i) as a result of the Custodian having acted or relied upon any Authorized Instructions or (ii) arising out of any such person acting as a nominee or holder of record of Securities except to the extent such liability, loss or expense results from the negligence or willful misconduct or breach of the Custodian or any Subcustodian.

     16. Fees; Liens.  The Client shall pay to the Custodian from time to time
         -----------
such compensation for its services pursuant to this Agreement as may be mutually agreed upon as well as the Custodian's out-of-pocket and incidental expenses. The Client shall hold the Custodian harmless from any liability or loss resulting from any taxes or other governmental charges, and any expenses related thereto, which may be imposed or assessed with respect to the Accounts or any Property held therein. The Custodian is, and any Subcustodians are, authorized to charge the Accounts for such items and the Custodian shall have a lien, charge and security interest on any and all Property for any amount owing to the Custodian from time to time under this Agreement.

     17. Termination.  This Agreement may be terminated by the Client or the
         -----------
Custodian by 60 days written notice to the other, sent by registered mail. If notice of termination is given, the Client shall, within 30 days following the giving of such notice, deliver to the Custodian a statement in writing specifying the successor custodian or other person to whom the Custodian shall transfer the Property. In either event, the Custodian, subject to the satisfaction of any lien it may have, shall transfer the Property to the person so specified. If the Custodian does not receive such statement the Custodian, at its election, may transfer the Property to a bank or trust company established under the laws of the United States or any state thereof to be held and disposed of pursuant to the provisions of this Agreement or may continue to hold the Property until such a statement is delivered to the Custodian. In such event the Custodian shall be entitled to fair compensation for its services during such period as the Custodian remains in possession of any Property and the provisions of this Agreement relating to the duties and obligations of the Custodian shall remain in full force and effect; provided, however, that the Custodian shall have no obligation to extend any credit to settle any transactions in Securities for the Accounts. The provisions of Sections 15 and 16 shall survive termination of this Agreement.

     18. Investment Advice.  The Custodian shall not supervise, recommend or
         -----------------
advise the Client relative to the investment, purchase, sale, retention or other disposition of any Property held under this Agreement.

     19. Confidentiality.  (a)  The Custodian, its agents and employees shall
         ---------------
maintain and shall cause each Subcustodian to maintain the confidentiality of information concerning the Property held in the Client's account, including in dealings with affiliates of the Custodian. In the event the Custodian or any Subcustodian is requested or required to disclose any confidential information concerning the Property, the Custodian shall, to the extent practicable and legally permissible, promptly notify the Client of such request or requirement so that the Client may seek a protective order or waive any objection to the Custodian's or such Subcustodian's compliance with this Section 19. In the absence of such a waiver, if the Custodian or such Subcustodian is compelled, in the opinion of its counsel, to disclose any confidential information, the Custodian or such Subcustodian may disclose such information to such persons as, in the opinion of counsel, is so required.

         (b) The Client shall maintain the confidentiality of, and not provide to any third parties absent the written permission of the Custodian, any computer software, hardware or communications facilities made available to the Client or its agents by the Custodian.

     20. Notices.  Any notice or other communication from the Client to the
         -------
Custodian, unless otherwise provided by this Agreement or the Client Services Guide, shall be sent by certified or registered mail to Morgan Stanley Trust Company, One Pierrepont Plaza, Brooklyn, New York, 11201, Attention: President, and any notice from the Custodian to the Client is to be mailed postage prepaid, addressed to the Client at the address appearing below, or as it may hereafter be changed on the Custodian's records in accordance with written notice from the Client.

     21. Assignment.  This contract may not be assigned by either party without
         ----------
the prior written approval of the other.

     22. Miscellaneous.  (a)  This Agreement shall bind the successors and
         -------------
assigns of the Client and the Custodian.

         (b) This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to its conflicts of law rules and to the extent not preempted by federal law. The Custodian and the Client hereby irrevocably submit to the exclusive jurisdiction of any New York State court or any United States District Court located in the State of New York in any action or proceeding arising out of this Agreement and hereby irrevocably waive any objection to the venue of any such action or proceeding brought in any such court or any defense of an inconvenient forum.

     In witness whereof, the parties hereto have set their hands as of the date first above written.

                                        MORGAN STANLEY UNIVERSAL FUNDS, INC.



                                        By /s/ Michael F. Klein
                                           -------------------------------
                                           Name:  Michael F. Klein
                                           Title: Vice President


                   Address for record:  c/o Morgan Stanley Asset Management Inc.
                                        1221 Avenue of the Americas
                                        New York, New York 10020
                                        Attention:  Secretary of Morgan Stanley
                                          Universal Funds, Inc.

Accepted:

MORGAN STANLEY TRUST COMPANY


By  /s/ M. Federio
    --------------------------
     Authorized Signature

                                                                      APPENDIX 1

                             Account Documentation


REQUIRED DOCUMENTATION FOR CORE CUSTODIAL SERVICES (INCLUDING TAX RECLAIMS):
---------------------------------------------------------------------------

CUSTODY AGREEMENT

ACKNOWLEDGMENT OF RECEIPT OF CLIENT SERVICES GUIDE (INCLUDING APPENDICES)

FEE SCHEDULE / BILLING GUIDE

GENERAL ACCOUNT INFORMATION

US TAX AUTHORITY DOCUMENTATION

LOCAL TAX OFFICE LETTER / APPLICATION LETTER
(NON-UNITED STATES-RESIDENT BENEFICIAL OWNERS, ONLY)

FORM 6166 / REQUEST FOR FOREIGN CERTIFICATION FORM
(UNITED STATES-RESIDENT BENEFICIAL OWNERS, ONLY)

CERTIFICATION OF BENEFICIAL OWNERSHIP, LEGAL NAME, LEGAL RESIDENCY, TAX STATUS AND TAX IDS

TAX RECLAIM POWER OF ATTORNEY

PREVIOUS TAX RECLAIM FILING INFORMATION
(PREVIOUS FILERS, ONLY)

UK TAX AUTHORITY DOCUMENTATION

SOPHISTICATED INVESTOR (ACCREDITED INVESTOR) LETTER
(UNITED STATES-RESIDENT BENEFICIAL OWNERS, ONLY)

DOCUMENTATION THAT IS REQUIRED FROM AN ENTITY CLASSIFIED AS TAX-EXEMPT BY ITS
-----------------------------------------------------------------------------
LOCAL TAX AUTHORITY:
-------------------

UK FORM 4338
(EXEMPT NON-UNITED KINGDON-RESIDENT BENEFICIAL OWNERS, ONLY)

UK FORM 309A
(EXEMPT UNITED STATES-RESIDENT BENEFICIAL OWNERS, ONLY)

FOREIGN EXEMPTION LETTERS / APPLICATION FOR AUSTRALIAN EXEMPTION LETTER (EXEMPT BENEFICIAL OWNERS, ONLY)

DOCUMENTATION THAT IS REQUIRED ONLY IF YOU WILL USE THE PROXY VOTING SERVICE:
----------------------------------------------------------------------------

VOTING POWER OF ATTORNEY

DOCUMENTATION THAT IS REQUIRED ONLY IF YOU WILL DEAL IN CERTAIN SECURITIES:
--------------------------------------------------------------------------

JGB INDEMNIFICATION LETTER

KOREAN SECURITIES POWER OF ATTORNEY

NEW ZEALAND `APPROVED ISSUER LEVY' LETTER

SPANISH POWER OF ATTORNEY WITH APOSTILE

                                                                      APPENDIX 2

                                Client Accounts



             Account Name                   Account Number          Account Mnemonic
--------------------------------------  ----------------------  -------------------------
1. Emerging Markets Equity Portfolio           00041129                   MSUF
2.
3.
4.
5.
6.
7.
8.
9.
10.

                                                                      APPENDIX 3


Part I - Authorized Signatures

The Custodian is directed to accept and act upon Authorized Instructions received from any of the following persons or entities:

                                                               Telephone/      Authorized
Name Organization                             Title                Fax         Signature
------------------------------------  ----------------------  -------------  --------------


















Authorized by:____________________________

Part II - System User ID numbers

The Custodian is directed to accept and act upon Authorized Instructions transmitted electronically and identified with the following mnemonics and system user ID numbers for the following activities:


Work Station                        Account                     Workstation Sessions
User I.D.             Mnemonic      Number       TE      TCC      SL      FE      CM      MA      TD
------------------  ------------  -----------  ------  -------  ------  ------  ------  ------  ------

















Workstation Session Codes
-------------------------

TE  Trade Entry
TCC TRade Cancel/Correct
SL  Securities Lending
FE  Foreign Exchange
CM  Cash Movement
MA  Mass Authorization
TD  Time Deposit

                                   Exhibit A
                                 SUBCUSTODIANS

Country                                          Sub-Custodian
----------------------------------------------------------------------------------------
Argentina                                        Citibank N.A.
Australia                                 Westpac Banking Corporation
Austria                                    Creditanstalt-Bankverein
Bangladesh                                  Standard Chartered Bank
Belgium                                   Bank Brussels Lambert S.A.
Botswana                                Barclays Bank of Botswana Ltd.
Brazil                                          Banco de Boston
Canada                                     The Toronto-Dominion Bank
Chile                                            Citibank N.A.
China                              Hongkong and Shanghai Banking Corporation
Columbia                                        Cititrust S.A.
Cyprus                                         Barclays Bank PLC
Czech Republic                                   ING Bank N.V.
Denmark                                         Den Danske Bank
Ecuador                                          Citibank N.A.
Egypt                                            Citibank N.A.
Finland                                           Merita Bank
France                                          Banque Indosuez
Germany                                        Dresdner Bank AG
Ghana                                     Barclays Bank of Ghana Ltd.
Greece                                           Citibank N.A.
Hong Kong                          Hongkong and Shanghai Banking Corporation
Hungary                                     Citibank Budapest R.t.
India                                       Standard Chartered Bank
India                              Hongkong and Shanghai Banking Corporation
India                   State Bank of India/Stock Holding Corporation of India Limited
India                                         MSTC Mumbai Branch
Indonesia                          Hongkong and Shanghai Banking Corporation
Ireland                                     Allied Irish Banks plc
Israel                                            Bank Leumi
Italy                                          Barclays Bank PLC
Japan                                The Bank of Tokyo-Mitsubishi Limited
Japan                                    Morgan Stanley Japan Limited*
Jordan                                           Arab Bank plc
Kenya                                     Barclays Bank of Kenya Ltd.
Korea                                       Standard Chartered Bank
Luxembourg                                Bank Brussels Lambert S.A.
Malaysia                                  OCBC Bank (Malaysia) Berhad

*Not an eligible foreign custodian under Rule 17f-5

                                   Exhibit A
                                 SUBCUSTODIANS

Country                                          Sub-Custodian
----------------------------------------------------------------------------------------
Mauritius                          Hongkong and Shanghai Banking Corporation
Mexico                                       Citibank Mexico S.A.
Morocco                                   Banque Commerciale du Maroc
Netherlands                                   ABN AMRO Bank N.V.
New Zealand                         ANZ Banking Group (New Zealand) Limited
Norway                                          Den Norske Bank
Pakistan                                    Standard Chartered Bank
Papua New Guinea                          Westpac Banking Corporation
Peru                                             Citibank N.A.
Philippines                        Hongkong and Shanghai Banking Corporation
Poland                                       Citibank Poland S.A.
Portugal                                   Banco Comercial Portugues
Russia                                    Credit Suisse (Moscow) Ltd.
Singapore                         Oversea-Chinese Banking Corporation Limited
Slovakia                                         ING Bank N.V.
South Africa                     First National Bank of Southern Africa, Ltd.
Spain                                           Banco Santander
Sri Lanka                          Hongkong and Shanghai Banking Corporation
Swaziland                               Barclays Bank of Swaziland Ltd.
Sweden                                       Svenska Handelsbanken
Switzerland                                    Bank Leu Limited
Taiwan                             Hongkong and Shanghai Banking Corporation
Thailand                                    Standard Chartered Bank
Tunisia                             Banque Internationale Arabe de Tunisie*
Turkey                                           Citibank N.A.
UK                                             Barclays Bank PLC
USA                                          Chase Manhattan Bank
Uruguay                                          Citibank N.A.
Venezuela                                        Citibank N.A.
Zambia                                   Barclays Bank of Zambia Ltd.
Zimbabwe                                Barclays Bank of Zimbabwe Ltd.



*Not an eligible foreign custodian under Rule 17f-5

                                                                      APPENDIX A


     Notwithstanding any other provisions of this Agreement, the following definitions, provisions and acknowledgement shall apply with respect to Russian securities.

     a.  Definitions:
         -----------

         (1) "Registrar Company" shall mean any entity providing share registration services.

         (2) "Registrar Contract" shall mean a contract between Subcustodian and a Registrar Company (and as the same may be amended from time to time) containing, inter alia, the contractual provisions described in Paragraph (b)(5) below.

         (3) "Share Extract" shall mean an extract of its share registration books issued by a Registrar Company indicating ownership of a security.

     b.  Provisions:
         ----------

         (1) No payment shall be made and no instructions for payment shall be sent for securities prior to (i) the issuance by the Registrar Company of the Share Extract relating to such securities and verification of its validity by Subcustodian or (ii) confirmation from Subcustodian specifying that the securities were properly recorded by the Registrar Company and that the Registrar Company was unwilling to issue a Share Extract.

         (2) Subcustodian shall maintain custody of all Share Extracts (or Confirmations) relating to securities.

         (3) Delivery of securities may be made in accordance with the customary or established securities trading or securities processing practices and procedures in Russia in existence at the time. Delivery of securities may also be made in any manner specifically required by Authorized Instructions acceptable to MSTC.

         (4) Subcustodian shall promptly notify MSTC of any loss of securities or cash. Subcustodian shall not assume responsibility for, and shall not be liable for, any action or inaction of any Registrar Company; provided, however, Subcustodian shall use reasonable efforts to enforce the Registrar Contracts.

         (5) Subcustodian shall use reasonable efforts to enter into a Registrar Contract with each Registrar Company as agreed with MSTC. Each Registrar Contract shall contain substantially the following protective conditions:

              a.  Regular Share Confirmations.  Each contract will establish
                  ---------------------------
              Subcustodian's right to conduct regular share confirmations on behalf of Subcustodian's clients. In conducting these share confirmations, Subcustodian shall request either a duplicate share extract or some other sufficient evidence of verification and will determine if Subcustodian's records correlate with those of the Registrar Company. For at least the first two years following Subcustodian's first use of a Registrar, Subcustodian shall conduct these share confirmations on at least a quarterly basis, although thereafter they may be conducted on a less frequent basis as agreed with MSTC.

              b.  Prompt Re-registrations.  Registrar Companies will be
                  -----------------------
              obligated to effect re-registrations within 72 hours of receiving the necessary documentation.

              c.  Use of Nominee Name.  Each Registrar Contract shall establish
                  -------------------
              Subcustodian's right to hold shares not held directly in the beneficial owner's name in the name of a Subcustodian or Morgan Stanley nominee.

              d.  Auditor Verification.  Each Registrar Contract will establish
                  --------------------
              the right of Subcustodian to obtain direct access to the share register for the independent auditors of each Subcustodian client.

              e.  Specification of Registrar Company's Responsibilities and
                  ---------------------------------------------------------
              Liabilities.  In addition to setting forth the Registrar Company's
              -----------
              responsibilities with regard to corporate actions and other distributions, the Registrar Company's liabilities, as established under the regulations applicable to the share registration system, will be specified. The Registrar Contract also will delineate the procedures for making a claim against and receiving compensation from the Registrar Company in the event a loss is incurred.

         (6) Subcustodian shall monitor each Registrar Company with which it has concluded Registrar Contracts as well as each Registrar Company of issuers in which MSTC has notified Subcustodian of investor interest and shall promptly advise MSTC via authenticated SWIFT when Subcustodian has actual knowledge of the occurrence of any one or more of the following events with respect to a Registrar Company:

              (a) a Registrar Company has eliminated the name of a shareholder from a register or otherwise altered the shareholder's interest and that shareholder alleges that such elimination or alteration was unlawful;

              (b) a Registrar Company informs Subcustodian that it is no longer able to materially comply with the protective provisions of the Registrar Contract, or a Registrar Company has engaged in conduct that indicates it will not materially comply with these protective provisions;

              (c) a Registrar Company has refused to re-register shares in the name of a purchaser and the purchaser or seller has alleged that such refusal was improper or unlawful;

              (d) a Registrar Company holds for its own account securities of an issuer for which it acts as registrar; and

              (e) Subcustodian determines that any Registrar Company has materially breached its Registrar Contract and such Registrar Company has failed to cure such a breach within a reasonable time.

         (7) Subcustodian will maintain a list of Registrar Companies with which it has entered into Registrar Contracts.

         (8) Where an MSTC client is considering investing in the Russian securities of an issuer as to which Subcustodian does not have a Registrar Contract with the issuer's Registrar Company, MSTC may request that Subcustodian consider whether it would be willing to attempt to enter into such a Registrar Contract and Subcustodian shall advise MSTC of its willingness to do so. Where Subcustodian has agreed to make such an attempt, Subcustodian will advise MSTC of the occurrence of any one or more of the events described in items (a)-(d) in subparagraph (6) above of which Subcustodian has actual knowledge.

         (9) With respect to Registrar Companies with which Subcustodian has entered into Registrar Contracts. Subcustodian will advise MSTC of the occurrence of any one or more of the events described in subparagraph (6) above of which Subcustodian has actual knowledge.

         (10) MSTC acknowledges that Subcustodian may not be able, in given cases and despite its reasonable efforts, to obtain a Share Extract from a Registrar Company and Subcustodian shall not be liable in any such event including with respect to any losses resulting from such failure.

         (11) Subject to the cooperation of a Registrar Company, for at least the first two years following Subcustodian's first use of a Registrar Company, Subcustodian shall conduct share confirmations on at least a quarterly basis, although thereafter confirmations may be conducted on a less frequent basis as agreed with MSTC.

         (12) Subcustodian shall prepare a quarterly report identifying: (i) any concerns it has regarding the Russian share registration system that should be brought to the attention of MSTC's clients; (ii) the steps Subcustodian has taken during the reporting period to ensure that MSTC's clients' interests continue to be appropriately recorded; and (iii) a cumulative list of all Registrar Companies that have been the subject of any of the events described in subparagraph (5) above.

     c.  Client's Acknowledgment with respect to Russian Bonds:
         -----------------------------------------------------

         The Client understands that Russian law currently requires that Russian Ministry of Finance Bonds (the "Bonds") be held with a Russian resident institution authorized by the Central Bank of Russia as a depository for Russian securities. The Custodian's Subcustodian in Russia currently does not custody the Bonds. The majority of market participants settle and hold Russian Ministry of Finance Bonds with Rosvneshtorgbank. However, Rosvneshtorgbank is not a Subcustodian (nor is it an "eligible foreign custodian" under Rule 17f-5) and the Custodian is not responsible for any acts or omissions of Rosvneshtorgbank.

July __, 1996



The Chase Manhattan Bank, N.A.
4 Chase MetroTech Center, 18th Floor
Brooklyn, NY  11245

Re:  Mutual Fund Custody Agreement
     -----------------------------

Dear Sir or Madam:

This letter constitutes our agreement concerning the amendment of the Mutual Fund Custody Agreement dated July 22, 1994 (the "Agreement") between the Morgan Stanley Universal Funds, Inc. (the "Fund") and The Chase Manhattan Bank, N.A. ("Chase"), as successor by merger to the United States Trust Company of New York.

Since Chase serves as Custodian of the assets of certain portfolios of the Fund pursuant to the Agreement, and since Chase holds assets belonging to certain of the Fund's portfolios in custody outside of the United States (the "Foreign Custody Arrangements"), Chase and the Fund hereby agree that the Agreement shall be modified as follows in respect of the Foreign Custody Arrangements (capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Agreement):

     9A. (a) Chase will serve as custodian and will receive, safeguard and deliver the Fund's foreign securities that are not deposited with Morgan Stanley pursuant to the International Custodian Agreement. Chase agrees that, as a pre-condition to the deposit of each foreign security, Chase will have entered into a written contract with each foreign subcustodian to be used hereunder which provides in substance that each of the conditions set forth in Sections 9(a)-9(f) of this Agreement will be satisfied as to such contract.

          (b) Each foreign subcustodian appointed by Chase and each securities depository utilized by Chase and its foreign subcustodians will be an "Eligible Foreign Custodian" as defined in Rule 17f-5(c)(2) under the 1940 Act, and will have been approved by the Fund's Board of Directors as an eligible foreign subcustodian.

          (c) Chase will monitor the eligibility of any such foreign subcustodian or securities depository, promptly give written notice to the Fund, and will act on Written Instructions of the Fund relating to any such foreign subcustodian or securities depository that ceases to be eligible under Rule 17f-5(c)(2).

          (d) Each securities depository utilized by Chase or its foreign subcustodian pursuant to this Section 9A will comply with the provisions governing the use of securities depositories or the book-entry system set forth in Section 8 of the Agreement.

          (e) Chase's liability to the Fund for losses incurred in respect of Property held pursuant to this Section 9A shall not be affected by Chase's use of foreign subcustodians and foreign securities depositories.

     By signing below, the undersigned agrees to the terms set forth above and acknowledges that all other provisions of the Agreement remain in full force and effect except as modified by this letter.


     Sincerely,



     Morgan Stanley Universal Funds, Inc.

     By:

     Title:

     Seen and Accepted

     The Chase Manhattan Bank, N.A.

     By:

     Title: